EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the incorporation by reference in the Registration Statement of Power Spectra, Inc. on Form S-8 of our report dated February 29, 1996, on our audits of the financial statements of Power Spectra, Inc. as of December 31, 1995 and for the year ended December 31, 1995, which report is included in Power Spectra, Inc.'s annual report on Form 10-K for the year ended December 31, 1995.




                                      /s/ GRANT THORNTON L.L.P.



San Jose, California
December 20, 1996